Joint Filing Agreement Pursuant to Rule 13d-1(K)(1)

                This will confirm the agreement by and among the undersigned that this Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock of Urgent.ly Inc. is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

                This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Mithaq Capital SPC

Date:

October 29, 2023

Mithaq Capital SPC

By:/s/Turki Saleh A. AlRajhi

Name:

Turki Saleh A. AlRajhi

Title:

Director

By:/s/Muhammad Asif Seemab

Name:

Muhammad Asif Seemab

Title:

Director

Turki Saleh A. AlRajhi

Date:

October 29, 2023

By:/s/Turki Saleh A. AlRajhi

Turki Saleh A. AlRajhi

Muhammad Asif Seemab

Date:

October 29, 2023

By:/s/Muhammad Asif Seemab

Muhammad Asif Seemab